SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): September 22, 2004


                              VITROTECH CORPORATION
              ---------------------------------------------------
               (Exact name of registrant as specified in Charter)


              Nevada                    0-49692               88-0504050
  --------------------------------    -----------        --------------------
  (State or other jurisdiction of     (Commission            (IRS Employer
  incorporation or organization)       File No.)          Identification No.)


                         5 Hutton Centre Dr., Suite 700
                           Santa Ana, California 92707
            ---------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)


                                  714-708-4700
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                            (Issuer Telephone number)


  -----------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to
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[_]   Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
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[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

On September 27, 2004, VitroTech Corporation (the "Company") issued a press release announcing that, effective September 22, 2004, Jess Rae Booth was, by mutual agreement with the Board of Directors, stepping down as Chairman, Chief Executive Officer, President and as a director and officer of the Company and its subsidiaries.

The Company also announced the appointment, effective September 22, 2004, of Alex Kabatoff as President, John Sutherland as Chairman of the Board and Glenn Easterbrook as interim CEO and a director of the Company.

The foregoing is qualified in its entirety by reference to the Company's press release dated September 27, 2004, a copy of which is filed herewith as Exhibit 99.1.

Item 8.01. Other Events.

The Company also announced that Mr. Booth, in advance of his departure as CEO, provided funding to the Company in the form of the direct payment of certain obligations of the Company. The funding provided by Mr. Booth from borrowings against personal assets totaled $405,370 less borrowing costs. Terms of repayment of the funds provided by Mr. Booth have not yet been fixed.

Item 9.01. Financial Statements and Exhibits.

      (c)   Exhibits

            99.1 Press release entitled "VitroTech Corporation Announces Management Changes," dated September 27, 2004.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VITROTECH CORPORATION

Dated:  September 27, 2004

                                       By: /s/ Glenn Easterbrook
                                           ---------------------------------
                                           Glenn Easterbrook
                                           Chief Executive Officer